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NKO [LOGO]
MEGAHERTZ - NKO, INC.

                   AUTHORIZED DISTRIBUTOR AGREEMENT - PrePaid

      This Agreement is made and entered into in Jacksonville, Florida between MegaHertz-NKO Inc., a Delaware corporation authorized to do business in the State of Florida and the distributor, QCOMM INC, a corporation whose address is:
1135 South 1680 WEST, OREM UT 84058 telephone is 801-226-4222, fax 801-222-9555.

                             ARTICLE I - DEFINITIONS

      As used in this Agreement, the capitalized terms appearing in this Article I shall be defined as set forth below:

      Section 1.1. "Distributor" means the Distributor is authorized to represent and sell Services on behalf of the Company.

      Section 1.2. "Agreement" means this contract, and any attachment or exhibit hereto, as the same may be amended from time to time.

      Section 1.3. "Company" means MegaHertz-NKO, Inc. of Jacksonville, Florida and any parent, subsidiary or affiliate thereof.

      Section 1.4. "Customer" means any third party which contracts with the Distributor for the purchase, use or lease of any of the Products or Services of the Company.

      Section 1.5. "Distributor" means QCOMM INC. and any parent, subsidiary or affiliate thereof.

      Section 1.6. "Effective Date" means that the date that this Agreement shall become effective, which date shall be the date on which the Company signs and dates this Agreement below.

      Section 1.7. "Products" means the Company's products sold or consigned to the Distributor pursuant to this Agreement, and which are more fully described in Attachment 1 to this Agreement.

      Section 1.8. "Sales Location" means the location of a sales office operated by the Distributor under the terms of this Agreement.

      Section 1.9. "Service Activation" means the date upon which the Customer is capable of transmitting data over the Company's network.

      Section 1.10. "Services" means the Company's services rendered to the Distributor and/or the Customer by the Company, and which are more fully described in Attachment 1 to this Agreement.

      Section 1.11. "Territory" means the channels of distribution and specific customers pursued described in Attachment 2.


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                      to the Company, with a combined single limit of not less
                      than $1,000,000 for bodily injury or death and for property damage. The Distributor also shall procure and maintain, in full force and effect, worker s compensation insurance, within the limits required by applicable Federal and state statutes. Such policies shall provide that they shall not be canceled or altered without at least thirty (30) days prior written notice to the Company. Within ten (10) days after submitting this Agreement, the Distributor shall furnish the Company with a certificate or certificates of such policies, together with satisfactory evidence that the premiums therefor have been paid. Maintenance of such insurance and the performance by the Distributor of its obligations under this paragraph shall not relieve Distributor of liability under the indemnity provisions set forth above.

               ARTICLE III - TERM AND TERMINATION OF THE AGREEMENT

      Section 3.1. Term. This Agreement shall commence as of the Effective Date, and shall remain in effect for an initial period of one year. The Agreement automatically shall renew on each anniversary of the Effective Date unless either party gives sixty (60) days prior, written notice to the other of its intention to terminate the Agreement at the end of the term.

      Section 3.2. Termination for Cause. Notwithstanding Section 3.1, the Company may immediately terminate this Agreement for "cause" upon written notice to the Distributor. For purposes of this Section, "cause" shall be determined by the Company and shall include, without limitation, a breach of this Agreement or any action on the part of the Distributor or its employees or Distributors that might discredit the good name and goodwill of the Company. Unless otherwise expressly agreed to in writing by the Company, any such termination automatically shall operate, as of the effective date thereof, as a cancellation of any further deliveries of Products to the Distributor, and as a cancellation of all purchase orders of the Distributor for Products, whether or not any such orders previously have been accepted by the Company. The termination of this Agreement shall not release either party form any obligation which, pursuant to these terms, is to survive or be performed thereafter except in regards to the existing hone card pins which will remain active; and all commissions due will continue to be paid to QComm as agreed. Neither party shall, by reason of the termination of this Agreement, or the associated cancellation of any undelivered orders, in accordance with these terms, be liable to the other for compensation, reimbursement or for any damages on account of the loss of profits or prospective profits on anticipated sales, or on commitments in connection with the business or goodwill of either party or otherwise, or for direct, special, incidental, indirect or consequential damages, nor shall either party have the right to any equitable remedies by reason of such termination. However, the Distributor shall remain obligated to the Company after any such termination for any unpaid invoices for Products ordered and delivered.

      Section 3.3. Company's Repurchase Right. The Company shall have the option (but not the obligation), in its sole and absolute discretion, exercisable upon written notice to the Distributor mailed within fourteen (14) days following the mailing of a notice of termination of this Agreement to repurchase from the Distributor, or from the Distributor's legal representatives (in the event of the insolvency or other such situations), all or any part of the Distributor's inventory of Products existing on the effective date of such termination for cause, at a price equal to the Distributor's net purchase price therefor from the Company, or the Company's price for Products to its authorized Distributors of the Products at the time of such repurchase, whichever price is lower. If the Company elects, in its sole and absolute discretion, to purchase Products which are not then on the Company's current price sheet or which are damaged or not in their original containers, the parties hereto agree to negotiate the price thereof in good faith. In the event the


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                      Company exercises its option to repurchase all or any part of the Distributor's inventory of the Products, the Distributor hereby agrees to sell to the Company that portion of its inventory of Products as the Company elects to purchase, as of the effective date of termination of this Agreement, and to immediately deliver the same to the Company at the Distributor's sole cost and expense, at such time(s) and to such place(s) as the Company shall have the right to designate, free and clear of any liens or encumbrances thereon. The Company shall have the right to offset against any monies payable to the Distributor under this paragraph any monies that are due and owing from the Distributor to the Company as of the date any such payment is due.


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              ARTICLE IV - OBLIGATION AND RIGHTS OF THE DISTRIBUTOR

      Section 4.1. Right to Purchase. As an authorized Distributor of the Products, the Distributor shall have the non-assignable and non-transferable right to purchase the Products from the Company upon such terms and conditions, and at such prices, as may be established or modified by the Company from time to time. The pricing and terms of purchase are contained as Attachment 3 to this Agreement.

      Section 4.2. Maintenance of Inventory. The Distributor agrees, while an authorized Distributor for the Products, to purchase from the Company, and to maintain in inventory at all times, a quantity of Products sufficient for and consistent with the needs of the Distributor's Customers

      Section 4.3. Promotion of Products. The Distributor agrees to promote, display and demonstrate the Products in a manner which is attractive and consistent with the Product's reputation for high quality, and which is at least equivalent to the Distributor's promotion, display and demonstration of other products sold by the Distributor;

      Section 4.4.    Purchase Orders. The Company agrees that the
                      Distributor may submit orders on the Distributor's purchase order form, if any, provided however that the terms and conditions provided in this Agreement shall solely govern the sale, delivery and warranty of the Products, and that any printed terms of the Distributor's purchase order, and any other terms in the Distributor's purchase order which vary from, or are inconsistent with, contrary to, or in addition to, these terms and conditions shall be null and void. Any purchase order submitted to the Company by the Distributor shall be subject to the Company's confirmation, and upon confirmation by the Company, shall be firm and non-cancelable, and shall not be subject to rescheduling by Distributor except upon the written consent of the Company.

      Section 4.5. Shipment Dates. Delivery dates set forth in any confirmation of purchase order shall be deemed to be estimated delivery dates only, and the Company shall not be liable to the Distributor or the Customers for any losses or damages whatsoever, including, without limitation, direct, indirect, special, consequential or incidental damages, that may arise out of the failure by the Company to deliver, or the prevention of, or delay in, the delivery of any Product shipment or any part thereof, due to any cause or reason whatsoever.

                      The Company shall make reasonable efforts to timely fill and ship the Distributor's orders for Products. However, the Company shall not be liable in any respect for any failure or delay in any delivery due in whole or in part to such matters as shortage or curtailment of material, labor, transportation or utility services, or failure or delay by the Company's suppliers in making deliveries to it, whether due to labor or production difficulty or other causes or due to any other cause beyond the Company's reasonable control or without the Company's fault or negligence.

      Section 4.6. Shipping Risk of Loss. The risk of loss on all shipments of Products to the Distributor shall pass to the Distributor at the Company's shipping point. The Distributor shall be solely responsible to insure the risk of loss or damage to such Products at the Distributor's own expense and shall be solely responsible to pursue any claim against the carriers for negligent delivery of the Products.

      Section 4.7. Payment for Products. The Distributor shall pay each Company invoice for Products according to its terms, without any set-off or claim, except in the


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                      amounts of any written credit memorandum issued by the
                      Company to the Distributor prior to the due date of the outstanding invoice. Payment terms will be set forth on the Company's invoices and may be changed from time to time without the approval of, or prior notice to, the Distributor. Each shipment of the Products to the Distributor shall constitute a separate sale, obligating the Distributor to pay therefor, whether any such shipment be in complete or partial fulfillment of any purchase order of the Distributor.

      Section 4.8. Price Changes. If the Company shall have the right, in the Company's sole and absolute discretion, during the term of this Agreement, announce any change, to include increase, decrease or modification, in the Distributor price for any Product except existing phone card pins which will remain at the activated price and rate plan as agreed herein.

      Section 4.9. Quantity Limitations. In the event that product demand exceeds product availability, the Company shall have the right to limit the quantity of Products to be sold to the Distributor hereunder in such manner as the Company believes to be appropriate, in the Company's sole and absolute discretion.

                             ARTICLE V - WARRANTIES

      Section 5.1. Return of Defective Products. If any Products furnished the Distributor are defective at the time of delivery, the Distributor's sole remedy shall be to return the defective Products to the Company only if a MegaHertz-NKO, Inc. Return Authorization Form is approved. The foregoing constitutes the Distributor's and Customers sole remedy with respect to initially defective Products. The Distributor shall have no right to reject all, or any part of, a shipment of Products furnished hereunder because any or all such Products may be initially defective. The Distributor shall accept all Products, even if initially defective, and be compensated solely through the Company's issuance of a written credit memorandum.

      Section 5.2. Printed Warranties. The Company shall deliver to the Distributor with the Products such printed warranties or guarantees with respect to the Products as shall be afforded by the Company to the Customers of the Products. The Distributor shall not provide or advertise any warranties or guarantees with respect to the Products which purport to obligate the Company other than as provided in the aforesaid printed warranties and guarantees furnished by the Company for the Products. The Distributor shall ensure that the foregoing printed warranties or guarantees are delivered to the Customers of the Products at the time of purchase by the Customer.

      Section 5.3.    Disclaimer of Warranties. THE WARRANTIES SET FORTH IN THIS
                      ARTICLE V ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, OTHER THAN WARRANTY OF TITLE, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY WAIVED BY THE DISTRIBUTOR. The employees and Distributors of the Company are not authorized to make modifications to such warranties, or provide additional warranties binding on the Company unless such modifications or additions are in writing, and signed by an officer of the Company. Any such unauthorized statements, whether oral or written, do not constitute warranties and should not be relied upon by the Distributor or its Customers. The Company's liability under its warranties shall be limited solely to the cost of any necessary repairs or replacement of the Products, or refund of the Distributor's purchase price for the Products, and the Company assumes no risk of, and shall not in any case be liable for, any other damages, including, without limitation, any special, incidental, consequential or


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                      punitive damages, arising from breach of warranty or
                      contract, negligence or any other legal theory, including, without limitation, loss of goodwill, profits or revenue, loss of use of the Products or any associated equipment, cost of capital, cost of any substitute equipment, facilities or services, downtime costs, or claims of any party dealing with the Distributor for such damages.

                      ARTICLE VI - SALE OF COMPANY SERVICES

      Section 6.1. Appointment as Service Distributor. In accordance with this Agreement, the Distributor shall be an authorized Distributor of the Services offered by the Company contained in Attachment 1, and shall have a non-assignable and non-transferable right to sell the Services to Customers upon such terms and conditions, and at such prices, as may be established or modified by the Company from time to time..

      Section 6.4. Approval of Customers. The Company shall have the sole and exclusive right to determine suitability of Customers to use the Services.

                       ARTICLE VII - INTELLECTUAL PROPERTY

      Section 7.1. Trademarks. The Distributor acknowledges that the Company has retained the full and exclusive rights to, and ownership in, the trademarks, "MegaHertz-NKO", "FaxJack", and "FaxJet Service", and any and all other trademarks and tradenames applicable to the Company and its Products ("Trademarks and Tradenames"). Such rights and ownership interests of the Company shall at no time be contested by the Distributor. The Distributor hereby is granted a non-exclusive right to use the Trademarks and Tradenames in connection with the conduct of its business under this Agreement, but only in such connection, and it is agreed by the Distributor that such right shall terminate when this Agreement shall terminate, however such termination might be occasioned. None of the Trademarks or Tradenames (and service marks), nor any coined words or combination of words, including the Trademarks or Tradenames, or any substantial part of any of the same, shall be used in the corporate, business or tradename of the Distributor without the prior written approval of the Company. Any particular use thereof shall be discontinued upon notice to the Distributor. The Distributor shall promptly report to the Company any use of the Trademarks and Tradenames and any and all other trademarks and tradenames applicable to the Company and its Products, by any person, firm or corporation, in connection with the distribution of the Products, Services or otherwise, which comes to the attention of the Distributor and which the Distributor believes is unauthorized. The Distributor will comply with all requests for cooperation in connection with the investigation of or legal action to prevent unauthorized uses.

      Section 7.2. Removal, Alteration or Placement of Marks. The Distributor agrees that it shall not remove or alter any Mark or any other trademark, tradename, service mark, logotype or other proprietary mark belonging to the Company (collectively, the "Marks"), which are affixed to the Products or the packaging therefor. Unless consented to in writing, in advance by the Company, the Distributor shall not affix any additional trademarks or trade designations to any Products or the packaging therefor which bear any Mark. The Distributor agrees to submit to the Company for the Company's prior written approval, any advertising or other printed material employing any Mark, prior to any use thereof by the Distributor.


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      Section 7.3.    Cost of Printing Marks. The Distributor is authorized, but not required, to refer to and advertise itself as an authorized Distributor of the Products in the Territory. Any use of the name "MegaHertz-NKO" by the Distributor in connection with its promotion or sale of the Products or advertising of the same shall be at the Distributor's sole cost and expense.

      Section 7.4. Use of Marks After Termination. Upon termination of its appointment hereunder for any reason, the Distributor shall immediately refrain thereafter from any and all use of the trademarks, tradenames and service mark of the Company, and shall refrain from the use of any marks confusingly similar thereto in connection with any products whatsoever, and shall immediately refrain from referring to itself as a Distributor of the Products or Services. The Distributor shall remove from public view any signs, banners, wall charts, certificates, plaques or ornamentations stating or suggesting that the Distributor is authorized by the Company to sell, promote or install the Products or Services.

                          ARTICLE VIII - MISCELLANEOUS

      Section 8.1. Compliance with Laws. The Distributor agrees that it shall not participate in the transfer, by any means, of any commodity or technical data acquired from the Company (i) in violation of the Export Administration Act ("Act") or any regulation, order or license issued under the Act, or
                      (ii) with the knowledge or with reason to know that a violation of the Act, a regulation, an order or a license has occurred, is about to occur, or is intended to occur with respect to any such commodity or technical data.

      Section 8.2. Confidential Information. The Distributor agrees to keep confidential and proprietary information received by the Distributor in connection with its sale of the Products and/or Services, including the Company's marketing strategies and techniques, pricing and discount structures, and technical data regarding the Products and Services.

      Section 8.3. Assignment Prohibited. This Agreement may not be assigned, by operation of law or otherwise, by the Distributor without the Company's prior written consent. The Company has relied on the personal qualifications and attributes of the owners and officers of the Distributor as they existed at the time of this Agreement, to properly represent the Distributor in the sale of the Products and/or Services. The Distributor shall immediately notify the Company in writing of any material change in the ownership structure or officer representation of the Company.

      Section 8.4. Complete Agreement. This Agreement contains all of the terms and conditions with respect to the appointment of the Distributor as an authorized Distributor for the Products and/or Services and there are no representations, warranties, covenants, agreements or collateral understandings, oral or otherwise, express or implied, affecting this Agreement not expressly set forth herein.

      Section 8.5. Written Modifications. None of the terms, conditions or provisions hereof may be, nor shall they be held, deemed or construed to have been, changed, waived, varied, modified or altered by any act or with the knowledge of either party, their respective Distributors, servants or employees, and the terms of the Agreement may not be changed, waived, varied, modified or altered except in writing signed by an officer or principal of both parties.


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      Section 8.6.    Effect of Delays. No delay on the part of either party in
                      exercising any of their respective rights hereunder or the failure to exercise the same, shall operate as a waiver of such rights except in the specific instance.

      Section 8.7. Governing Law. The entire transaction contemplated hereunder shall be governed by the laws of the State of Florida without regard to its conflict-of-laws rules. Any dispute arising under this Agreement shall be resolved exclusively in the state courts located in Duval County, Florida or the federal courts located in Jacksonville, Florida.

      Section 8.8. Arbitration. Any controversy or claims arising out of or related to the Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, but in any such arbitration (i) the decision of the arbitrators shall be determined under the laws of the State of Florida, (ii) the Florida Rules of Civil Procedure with regard to discovery and the Florida Evidence Code shall be followed, and (iii) the arbitrators shall prepare a written decision setting forth their findings of fact and rulings of law. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

      Section 8.9. Fees and Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' and paralegals' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

      Section 8.10. Notices. Any notices, consents or written communications between the parties shall be hand delivered or mailed first class, postage prepaid, to the following address:

                      To Company:       MegaHertz-NKO, Inc.
                                        8160 Baymeadows Way West, Suite 220
                                        Jacksonville, Florida 32256
                                        p - 904-730-0050
                                        f - 904-730-0051

                      To Distributor:   QCOMM INC.
                                        -----------------------------------
                                        1135 South 1680 West
                                        -----------------------------------
                                        Orem, UT 84058
                                        -----------------------------------
                                        P: 801-226-4222
                                        -----------------------------------
                                        F: 801-222-9555
                                        -----------------------------------

                                        -----------------------------------

      Either party may modify their address for purposes of this Section by mailing a notice to the other party in accordance with this Section.

                                              COMPANY: MegaHertz-NKO, Inc.

Dated: August 5, 1999


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      "Effective Date"                    By:
      ---------------------------------

                                     Its:
                                         ---------------------------------------

                                     DISTRIBUTOR:

Dated: August 5, 1999

                                     By: /s/ Stephen C. [ILLEGIBLE]
                                        ----------------------------------------
                                     Its: President
                                         ---------------------------------------


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                       ATTACHMENT 1 - Prepaid Phone Cards

PRODUCTS/SERVICES:

Prepaid Phone Cards

The sale and distribution of the MegaHertz-NKO Prepaid Phone Cards

REQUIRED:

Federal Employer Identification Number (FEIN): 840584930
                                               ---------------------------------

Certificate of Resale: A Copy of your Certificate of Resale must accompany this contract.


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                            ATTACHMENT 2 - TERRITORY

List channels of distribution and specific Customer(s) pursued:

      Direct Sales Force

            =     All High Transaction/High Volume Retailers

      Distributor/Resellers

            =     2500 + Nationwide/Retailer, Personal, Activity


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                   ATTACHMENT 3 - Terms & Conditions & Pricing

Outline terms and conditions here.

Use MegaHertz-NKO, Inc. generic prepaid phone cards Payment - upon activation

See attached pricing program

      Zero Balance/Debit Card

            =     no charge for pins

            =     NKO pays QCOMM the agreed upon rate commission

            = Commission to be paid QCOMM by the 10th of the month following activations/recharges.

            =     40% commission

            = 7.9 rate; 6 sec increment; 49(cents) connect with Int'l rates as per sent/attached.

            =     Monthly reporting as agreed to by QCOMM Inc & NKO.


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